SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                      CURRENT REPORT
            Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934

           Date of Report:  February 9, 1996
            (Date of earliest event reported)

                 LIDAK PHARMACEUTICALS
  (Exact name of registrant as specified in its charter)

                        CALIFORNIA
       (State or other jurisdiction of incorporation)

         0-18734                     33-0314804
(Commission File Number)           (IRS Employer
                                 Identification No.)

11077 North Torrey Pines Road, La Jolla, California 92037
    (Address of principal executive offices)     (Zip code)

                     (619) 558-0364
      (Registrants telephone number, including area code)

Item 5.  OTHER EVENTS

         The registrant incorporates by reference herein the press release dated February 9, 1996, attached hereto as
Exhibit 99.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

             (i)  Exhibit 99
                  Press Release dated February 9, 1996

                     SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             LIDAK PHARMACEUTICALS

Date:  February 9, 1996     By:/s/Michael H. Lorber
                             -----------------------
                             Vice President/CFO & Secretary

EXHIBIT 99

                             LIDAK PHARMACEUTICALS
                         11077 North Torrey Pines Road
                          La Jolla, California  92037

                               NEWS RELEASE

DATE:   FEBRUARY 9, 1996                       CONTACT:  Michael H. Lorber
                                                         Vice President/CFO
RELEASE  DATE:   IMMEDIATE                               LIDAK Pharmaceuticals
                                                         (619) 558-0364

                                                         Lisa Dawn Katz
                                                         Investor Relations
                                                          Administrator
                                                         LIDAK Pharmaceuticals
                                                         (619) 558-0364

         LIDAK PHARMACEUTICALS AND BRISTOL-MYERS SQUIBB
      SIGN MULTI-NATIONAL COLLABORATIVE LICENSING AGREEMENT
                         FOR LIDAKOL TM

       LA JOLLA, CALIFORNIA -- February 9, 1996-- LIDAK Pharmaceuticals (Nasdaq NNM: LDAKA) announced that it has entered into a multi-national collaborative licensing agreement that grants Bristol-Myers Squibb Company (NYSE: BMY) exclusive rights to manufacture, market and sell LIDAK's topical n-docosanol 10% cream (LIDAKOL TM) as a treatment for oral herpes Simplex virus 1 (HSV-1), which causes recurrent and sometimes painful and unsightly cold sores and fever blisters. The agreement provides Bristol-Myers Squibb with rights to commercialize LIDAKOL for treatment of oral herpes in the U.S. and Canada and all remaining major territories throughout the world which are not currently licensed to other parties, including Mexico, China, South and Central America, Australia and India, and portions of the Far East. LIDAK retains all rights to the use of LIDAKOL for genital herpes and other potential topical and systemic uses, but has granted a right-of-first offer for such uses to Bristol-Myers Squibb.

      An important feature of the license agreement is the establishment of a collaborative LIDAK/Bristol-Myers Squibb Product Development Team to jointly execute the final stages of product development including submission of a New Drug
Application (NDA) to the United States Food and Drug Administration (FDA) later this year, and any required regulatory filings in other licensed non-U.S. countries. LIDAK has managed all of the preclinical development and the clinical development of LIDAKOL in the U.S. and Canada through three Phase 3 human trials, which were recently completed and are presently being analyzed. The outcome of the data analysis portion of these trials is expected by the end of March 1996.

                            --more--

February 9, 1996
LIDAK PHARMACEUTICALS AND BRISTOL-MYERS SQUIBB SIGN MULTI-
  NATIONAL COLLABORATIVE LICENSING AGREEMENT FOR LIDAKOL TM
Page 2



       Financial terms of the agreement include substantial payments consisting of an up-front licensing fee, which was paid on signing, milestone payments tied to key events in the final stages of product approval and commercialization, payment of all development costs associated with the joint Development Program and royalty payments on net sales of products once they are in the marketplace. In keeping with company policy, the precise financial details of the licensing transaction were not disclosed.

      In announcing the agreement, Dr. David H. Katz, LIDAK's president and chief executive officer, commented, "We are particularly pleased to team up with Bristol-Myers Squibb. Their Project Team is comprised of exceptional people who have displayed extraordinary cooperative spirit and enthusiasm about the therapeutic potential of LIDAKOL. We look forward to collaborating with such an outstanding world-class pharmaceutical company on the final development of our oral herpes product."

     This is the fifth licensing agreement that LIDAK has entered into for LIDAKOL. Previously the Company has completed agreements for rights in Europe and certain other territories with Yamanouchi Europe, b.v., for Japanese rights with Grelan Pharmaceuticals Co., Ltd., and with Boryung Pharmaceutical Co., Ltd. and CTS Chemical Industries, Ltd., for rights in Korea and in Israel, respectively.

      LIDAK Pharmaceuticals is developing therapeutic products against virally caused diseases, inflammatory disorders and cancer.
                              ####
    The information contained in the press release should be
        reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company,
  copies of which are available from the Company upon request.